Exhibit 4.8

                      WARRANT REGISTRATION RIGHTS AGREEMENT



                                      among



                    WINDSOR WOODMONT BLACK HAWK RESORT CORP.



                                       and



                    THE UNIT PURCHASERS (AS DEFINED HEREIN),

                         HYATT GAMING MANAGEMENT, INC.,

               THE PREFERRED STOCK PURCHASERS (AS DEFINED HEREIN),
                                       AND

                               U.S. BANCORP LIBRA



                                   dated as of



                                 MARCH 14, 2000


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                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----

SECTION 1.        Definitions.................................................1

SECTION 2.  Registration Rights...............................................6
         2.1      (a)      Warrant Shelf Registration Statement...............6
                  (b)      Blue Sky...........................................6
                  (c)      Accuracy of Disclosure.............................6
                  (d)      Liquidated Damages.................................7
                  (e)      Additional Acts. ..................................7
         2.2      (a)      Piggy-Back Registration............................7
                  (b)      Priority in Piggy-Back Registration................8
                  (c)      Restrictions on Sale by Holder.....................9
         2.3      Demand Registrations.......................................10
                  (a)      Requests for Registration.........................10
                  (b)      Preservation of Demand Registration...............10
                  (c)      Continued Effectiveness...........................10
                  (d)      Blue Sky..........................................11
                  (e)      Additional Acts...................................11
         2.4      Limitations, Conditions and Qualifications to Obligations
                  Under Registration Covenants...............................11
         2.5      Restrictions on Sale by the Company and Others.............12
         2.6      Rule 144 and Rule 144A.....................................12
         2.7      Underwritten Registrations.................................13

SECTION 3.  Registration Procedures..........................................13

SECTION 4.  (a)   Indemnification and Contribution...........................18

SECTION 5.  Miscellaneous....................................................21
         5.1      Remedies...................................................21
         5.2      No Inconsistent Agreement..................................22
         5.3      Amendments and Waivers.....................................22
         5.4      Notices....................................................22
         5.5      Successors and Assigns.....................................23
         5.6      Counterparts...............................................23
         5.7      Governing Law..............................................23
         5.8      Severability...............................................23
         5.9      Headings...................................................23
         5.10     Entire Agreement...........................................23
         5.11     Securities Held by the Company or Its Affiliates...........23


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                      WARRANT REGISTRATION RIGHTS AGREEMENT

          This WARRANT REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of March 14, 2000, among Windsor Woodmont Black Hawk Resort Corp., a Colorado corporation (the "Company"), the Unit Purchasers (as defined herein), Hyatt Gaming Management, Inc. ("Hyatt Gaming"), the Preferred Stock Purchasers (as defined herein) and U.S. Bancorp Libra ("Libra" and, together with Hyatt Gaming, the Preferred Stock Purchasers and the Unit Purchasers, the "Purchasers").

          WHEREAS, the Company has entered into the First Warrant Agreement dated as of March 14, 2000 (the "First Warrant Agreement") with SunTrust Bank, as warrant agent (the "Warrant Agent"), in connection with (i) the issuance to the purchasers of the Company's units (the "Unit Purchasers") consisting of 13% First Mortgage Notes due 2005 (the "Notes") and warrants (each, a "Tranche A Warrant" and collectively, the "Tranche A Warrants") for the purchase of 342,774 shares ("Tranche A Warrant Shares") of common stock, $0.01 par value ("Common Stock"), of the Company, (ii) the issuance to Hyatt Gaming of Tranche A Warrants to purchase 33,887 Tranche A Warrant Shares; and (iii) the issuance to Libra of Tranche A Warrants to purchase 80,031 Warrant Shares; and

          WHEREAS, the Company has entered into the Second Warrant Agreement dated as of March 14, 2000 (the "Second Warrant Agreement" and, together with the First Warrant Agreement, the "Warrant Agreements" and each, a "Warrant Agreement"), with the Warrant Agent in connection with the issuance to the purchasers of the Company's Series B preferred stock, $.01 par value per share (the "Preferred Stock Purchasers"), of warrants (each a "Tranche B Warrant" and collectively, the "Tranche B Warrants" and, together with the Tranche A Warrants, the "Warrants") to purchase 257,058 shares of Common Stock ("Tranche B Warrant Shares" and together with the Tranche A Warrant Shares, the "Warrant Shares").

          NOW, THEREFORE, in consideration of the foregoing and the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

          SECTION 1. Definitions. As used in this Agreement, the following defined terms shall have the following meanings:

          "Advice" has the meaning ascribed to such term in Section 3 hereof.

          "Agreement" shall have the meaning ascribed to such term in the preamble hereto.

          "Business Day" shall mean a day that is not a Legal Holiday.

          "Capital Stock" shall mean, with respect to any Person, any and all shares, interests, partnership interests, participations, rights in or other equivalents (however designated and whether voting or non-voting) of such person's capital stock, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock, whether outstanding on the Issue Date or issued after the Issue Date.




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          "Change of Control" shall have the meaning ascribed to such term in the Indenture.

          "Company" shall have the meaning ascribed to such term in the preamble hereto and shall also include the Company's permitted successors and assigns.

          "Common Stock" shall have the meaning ascribed to such term in the preamble hereto.

          "Demand Registration Notice" shall have the meaning ascribed to such term in Section 2.3(a) hereof.

          "Demand Registration Request" shall have the meaning ascribed to such term in Section 2.3(a) hereof.

          "Demand Registration Statement" shall have the meaning ascribed to such term in Section 2.3(a) hereof.

          "Demand Right" shall have the meaning ascribed to such term in Section 2.3(a) hereof.

          "DTC" shall have the meaning ascribed to such term in Section 3(i) hereof.

          "Effectiveness Period" shall mean the respective periods for which the Company is obligated to keep a Registration Statement effective pursuant to Sections 2.1(a), 2.2(a) and 2.3(c) hereof.

          "Equity Offering" means a public offering (other than a public offering registered on Form S-8 under the Securities Act) or private placement of Common Stock of the Company that results in gross proceeds of at least $25.0 million to the Company.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

          "Exercise Date" shall mean the date of issuance of the Warrants.

          "First Warrant Agreement" shall have the meaning ascribed to such term in the preamble hereto.

          "Holder" shall mean each holder of any Registrable Securities, and each of their successors, assigns and direct and indirect transferees who become registered owners of such Registrable Securities.

          "Hyatt Gaming" shall have the meaning ascribed to such term in the preamble hereto.


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          "indemnified party" and "indemnifying party" shall have the respective meanings ascribed to such terms in Section 4(c).

          "Indenture" shall mean the Indenture, dated as of the date hereof, between the Company and SunTrust Bank, as Trustee, pursuant to which the Notes are issued.

          "Inspectors" shall have the meaning ascribed to such term in Section 4(m) hereof.

          "Issue Date" shall mean the date of initial issuance of the Warrants.

          "Legal Holiday" shall mean a Saturday, a Sunday or a day on which (i) banking institutions in the City of New York are required or authorized by law or other government action to be closed and (ii) the principal U.S. securities exchange or market, if any, on which any Common Stock is listed or admitted to trading and the principal U.S. securities exchange or market, if any, on which the Warrants are listed or admitted to trading are closed for business.

          "Liquidated Damages" shall have the meaning ascribed to such term in
Section 2.1(d) hereof.

          "Notes" shall have the meaning ascribed to such term in the preamble hereto.

          "Other Registration Rights" shall have the meaning ascribed to such term in Section 2.3(a) hereof.

          "Person" shall mean any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity, including any predecessor of any such entity.

          "Piggy-Back Registration" shall have the meaning ascribed to such term in Section 2.2(a) hereof.

          "Piggy-Back Registration Statement" shall have the meaning ascribed to such term in Section 2.2(c) hereof.

          "Preferred Stock Purchasers" has the meaning ascribed to such term in the preamble hereto.

          "Prospectus" shall mean the prospectus included in any Registration Statement (including, without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, and all other amendments and supplements to the


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Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

          "Purchase Agreements" shall mean the Preferred Stock Purchase Agreement and the Unit Purchase Agreement.

          "Preferred Stock Purchase Agreement" shall mean the Purchase Agreement, dated as of the date hereof, among the Company and the Preferred Stock Purchasers.

          "Registrable Securities" shall mean any of (i) the Warrants, (ii) the Warrant Shares and (iii) any other securities issued or issuable with respect to the Warrants or Warrant Shares by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (a) a registration statement with respect to the offering of such securities by the holder thereof shall have been declared effective under the Securities Act and such securities shall have been disposed of by such holder pursuant to such registration statement, (b) such securities have been sold to the public pursuant to, or are eligible for sale to the public without volume or manner of sale restrictions under, Rule 144(k) (or any similar provision then in force, but not Rule 144A) promulgated under the Securities Act, (c) such securities shall have been otherwise transferred and new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company or its transfer agent and subsequent disposition of such securities shall not require registration or qualification under the Securities Act or any similar state law then in force, or (d) such securities shall have ceased to be outstanding.

          "Registration Expenses" shall mean all expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, all SEC and stock exchange or National Association of Securities Dealers, Inc. registration and filing fees and expenses, fees and expenses of compliance with securities or blue sky laws (including, without limitation, reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), printing expenses, messenger, telephone and delivery expenses, fees and disbursements of counsel for the Company, the fees and expenses of underwriters customarily paid by issuers or sellers of securities (but not including any underwriting discounts or commissions or transfer taxes, if any, attributable to the sale of Registrable Securities by Holders of such Registrable Securities), and all independent certified public accountants, and other reasonable out-of-pocket expenses of Holders (including the fees and expenses of one counsel for the Holders to be selected by a majority of such Holders).

          "Registration Notice" shall have the meaning ascribed to such term in
Section 2.3(a) hereof.

          "Registration Statement" shall mean any appropriate registration statement of the Company filed with the SEC pursuant to the Securities Act which



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covers any of the Warrants, the Warrant Shares and any other Registrable
Securities pursuant to the provisions of this Agreement and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "Requesting Holder" shall have the meaning ascribed to such term in
Section 2.3(a) hereof.

          "Rule 144" shall mean Rule 144 promulgated under the Securities Act, as such Rule may be amended from tune to time, or any similar rule (other than Rule 144A) or regulation hereafter adopted by the SEC providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of an issuer of such securities being free of the registration and prospectus delivery requirements of the Securities Act.

          "Rule 144A" shall mean Rule 144A promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144) or regulation hereafter adopted by the SEC.

          "SEC" shall mean the Securities and Exchange Commission.

          "Second Warrant Agreement" has the meaning ascribed to such term in the preamble hereto.

          "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

          "Selling Holder" shall mean a Holder who is selling Registrable Securities in accordance with the provisions of Section 2.2 hereof.

          "Shelf Registration Default" shall have the meaning ascribed to such term in Section 2.1(d) hereof.

          "Suspension Period" shall have the meaning ascribed to such term in
Section 2.4(a) hereof.

          "Tranche A Warrant" and "Tranche A Warrants" shall each have the meanings ascribed to such terms in the preamble hereto.

          "Tranche B Warrant" and "Tranche B Warrants" shall each have the meanings ascribed to such terms in the preamble hereto.

          "Unit Purchase Agreement" shall mean the Purchase Agreement, dated as of the date hereof, among the Company and the Unit Purchasers.

          "Unit Purchasers" has the meaning ascribed to such term in the preamble hereto.


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          "Warrant Agent" shall have the meaning ascribed to such term in the preamble hereto.

          "Warrant Agreement" and "Warrant Agreements" shall have the meanings ascribed to such terms in the preamble hereto, as amended or supplemented from time to time in accordance with their respective terms.

          "Warrant Shares" shall have the meaning ascribed to such term in the preamble hereo.

          "Warrant Shelf Registration Statement" shall mean the Registration Statement filed with the SEC pursuant to Section 2.1(a) hereof.

          "Warrants" shall have the meaning ascribed to such term in the preamble hereto.

          Capitalized terms used herein but not defined shall have the meaning ascribed thereto in the Warrant Agreement.

          SECTION 2. Registration Rights.
                     -------------------

          2.1 (a) Warrant Shelf Registration Statement. The Company shall cause to be filed pursuant to Rule 415 (or any successor provision) of the Securities Act a shelf registration statement covering the issuance of Warrant Shares to the Holders upon exercise of the Warrants by the Holders thereof (to the extent necessary) and the resale of the Warrants (the "Warrant Shelf Registration Statement") and shall use its reasonable best efforts to cause the Warrant Shelf Registration Statement to be declared effective under the Securities Act on or before March 15, 2005. Subject to Section 2.4(a) hereof, the Company shall use reasonable efforts to maintain the effectiveness of the Warrant Shelf Registration Statement until such time as all Warrants have been exercised and the Warrant Shares resold. The Company will pay all Registration Expenses in connection with the resale of Warrants and Warrant Shares.

          (b) Blue Sky. The Company shall use its reasonable efforts to register or qualify the Warrant Shares under all applicable securities laws, blue sky laws or similar laws of all jurisdictions in the United States in which any Holder may or may be deemed to purchase Warrant Shares upon the exercise of Warrants and shall use its reasonable efforts to maintain such registration or qualification through such time as all Warrants have been exercised and Warrant Shares have been resold; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qua1ify but for this Section 2.1(b) or to take any action which would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject.

          (c) Accuracy of Disclosure. The Company represents and warrants to each Holder and agrees for the benefit of each Holder that (i) the Warrant Shelf Registration Statement and any amendment thereto will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading; and (ii) each of the prospectuses furnished to such Holder for


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


delivery in connection with the exercise of Warrants or in connection with the sale of Warrant Shares, as the case may be, and the documents incorporated by reference therein will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company shall have no liability under clause (i) or (ii) of this Section 2.1(c) with respect to any such untrue statement or omission made in the Warrant Shelf Registration Statement in reliance upon and in conformity with information furnished to the Company by or on behalf of the Holders specifically for inclusion therein.

          (d) Liquidated Damages. In the event that (i) the Warrant Shelf Registration Statement is not declared effective by the SEC on or prior to March 15, 2005 or (ii) following the date such Warrant Shelf Registration Statement is declared effective but thereafter ceases to be effective or usable without being restored to effectiveness by amendment or otherwise, except during such time periods indicated in Section 2.4(a) (each of the events referred to in clauses
(i) and (ii) above, a "Shelf Registration Default"), then the Company shall pay liquidated damages ("Liquidated Damages") to each Holder of Warrants or Warrant Shares in an amount initially equal to $0.05 per week per Warrant or Warrant Share for each week that the Shelf Registration Default continues for the first 90-day period following such Shelf Registration Default. The Liquidated Damages shall be increased by an additional $0.05 per week per Warrant or Warrant Share with respect to each subsequent 90-day period until such Shelf Registration Default has been cured, up to a maximum amount of Liquidated Damages of $0.25 per week per Warrant or Warrant Share.

          (e) Additional Acts. If the issuance or sale of any Warrant Shares or other securities issuable upon the exercise of the Warrants requires registration or approval of any gaming authority before such securities may be validly offered or sold in compliance with such laws, then the Company covenants that it will, in good faith and as expeditiously as reasonably possible, use all reasonable efforts to secure and maintain such registration or approval or to take such other action, as the case may be.

          2.2 (a) Piggy-Back Registration. If at any time the Company proposes to file a Registration Statement under the Securities Act with respect to an offering by the Company of Common Stock for its own account or for the account of any of its securityholders (other than (i) a Registration Statement on Form S-4 or S-8 (or any substitute form that may be adopted by the SEC) or any other publicly registered offering pursuant to the Securities Act pertaining to the issuance of shares of Common Stock or securities exercisable therefor under any benefit plan, employee compensation plan, or employee or director stock purchase plan, or (ii) a registration statement filed in connection with an offer of securities solely to the Company's existing securityholders), then the Company shall give written notice of such proposed filing to the Holders of Registrable Securities as soon as practicable (but in no event fewer than 15 days before the anticipated filing date or 10 days if the Company is subject to filing reports under the Exchange Act and able to use Form S-3 under the Securities Act), and such notice shall offer such Holders the opportunity to register such number of shares of Registrable Securities as each such Holder may request in writing at least five days prior to the anticipated filing date of the Registration Statement after receipt of such written notice from the Company (which request shall specify the Registrable Securities intended to be disposed of by such Selling Holder and the intended method of distribution thereof) (a "Piggy-Back


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Registration"). The Company shall use its reasonable best efforts to keep such
Piggy-Back Registration continuously effective under the Securities Act in the qualifying jurisdictions until at least the earlier of (A) 60 days after the effective date thereof or (B) the consummation of the distribution by the Holders of all of the Registrable Securities covered thereby. The Company shall use its reasonable best efforts to cause the managing underwriter or underwriters, if any, of such proposed offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration to be included on the same terms and conditions as any similar securities of the Company or any other securityholder included therein and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method of distribution thereof. Any Selling Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any Registration Statement pursuant to this Section 2.2 by giving written notice to the Company of its request to withdraw. The Company may withdraw a Piggy-Back Registration at any time prior to the time it becomes effective or the Company may elect to delay the registration; provided, however, that the Company shall give prompt written notice thereof to participating Selling Holders. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 2.2, and each Holder of Registrable Securities shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to a Registration Statement effected pursuant to this Section 2.2.

          No registration effected under this Section 2.2, and no failure to effect a registration under this Section 2.2, shall relieve the Company of its obligation to effect a registration pursuant to Section 2.1 or 2.3 hereof, and no failure to effect a registration under this Section 2.2 and to complete the sale of securities registered thereunder in connection therewith shall relieve the Company of any other obligation under this Agreement.

          (b) Priority in Piggy-Back Registration. In a registration pursuant to this Section 2.2 involving an underwritten offering, if the managing underwriter or underwriters of such underwritten offering have informed, in writing, the Company and the Selling Holders requesting inclusion in such offering that in such underwriter's or underwriters' reasonable opinion the total number of securities which the Company, the Selling Holders and any other persons desiring to participate in such registration intend to include in such offering is such as to materially and adversely affect the success of such offering, including the price at which such securities can be sold, then the Company will be required to include in such registration only the amount of securities which it is so advised should be included in such registration. In such event: (x) in cases only involving the registration for sale of Common Stock for the Company's own account (which may include securities included pursuant to the exercise of piggy-back rights herein and in other contractual commitments of the Company), securities shall be registered in such offering in the following order of priority: (i) first, the Common Stock which the Company proposes to register,
(ii) second, provided that no Common Stock sought to be included by the Company have been excluded from such registration, the shares of Common Stock which have been requested to be included in such registration by the Holders of Registrable Securities pursuant to this Agreement (such securities for the account of the Holders to be allocated among the Holders pro rata based on the amount of securities sought to be registered by the Holder) and (iii) third, provided that no Common Stock sought to be included by the Company or the Holders have been



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excluded from such registration, the securities of other Persons entitled to exercise "piggy-back" registration rights pursuant to contractual commitments of the Company (pro rata based on the amount of securities sought to be registered by such Persons); and (y) in cases not involving the registration for sale of Common Stock for the Company's own account only, securities shall be registered in such offering in the following order of priority: (i) first, Common Stock to be sold for the account of the Company and the securities of any Person whose exercise of a "demand" registration right pursuant to a contractual commitment of the Company is the basis for the registration (provided that if such Person is a Holder of Registrable Securities, as among Holders of Registrable Securities there shall be no priority and Registrable Securities sought to be included by Holders of Registrable Securities shall be included pro rata based on the amount of securities sought to be registered by such Persons), (ii) second, provided that no securities of the Company or such Person referred to in the immediately preceding clause (i) have been excluded from such registration, the securities requested to be included in such registration by the Holders of Registrable Securities pursuant to this Agreement (such securities for the account of the Holders to be allocated among the Holders pro rata based on the total amount of securities sought to be registered by the Holders) and (iii) third, provided that no securities of such Person referred to in the immediately preceding clause (i) or of the Holders have been excluded from such registration, securities of other Persons entitled to exercise "piggy- back" registration rights pursuant to contractual commitments (pro rata based on the amount of securities sought to be registered by such Persons).

          If, as a result of the provisions of this Section 2.2(b), any Selling Holder shall not be entitled to include all Registrable Securities in a Piggy-Back Registration that such Selling Holder has requested to be included, such Selling Holder may elect to withdraw his request to include Registrable Securities in such registration.

          (c) Restrictions on Sale by Holder. Each Holder of Registrable Securities whose Registrable Securities are covered by a Registration Statement filed pursuant to this Section 2.2 (a "Piggy-Back Registration Statement") and are to be sold thereunder agrees, if and to the extent reasonably requested by the managing underwriter or underwriters in an underwritten public offering, not to effect any sale or distribution or otherwise dispose of Registrable Securities or of securities of the Company of the same class as any securities included in such Piggy-Back Registration Statement, including a sale pursuant to Rule 144 (except as part of such underwritten offering), during a period not to exceed 180 days or such fewer number of days agreed to with officers, directors, or significant shareholders of the Company, after consummation of such underwritten public offering.

          The foregoing provisions of Section 2.2(c) shall not apply to any Holders of Registrable Securities if such Holder is prevented by applicable statute or regulation from entering into any such agreement; provided, however, that any such Holder shall undertake, in its request to participate in any such underwritten offering, not to effect any sale or distribution or otherwise dispose of any Registrable Securities commencing on the date of sale of such Registrable Securities unless it has provided 45 days' prior written notice of such sale or distribution to the managing underwriter or underwriters.


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


          2.3 Demand Registrations.
              --------------------

          (a) Requests for Registration. From and after 180 days following the closing of the Company's first Equity Offering, the Holders of a majority of the Registrable Securities shall have the right (the "Demand Right") to request registration under the Securities Act of all or any portion of the Registrable Securities held by such requesting Holders (referred to herein as the "Requesting Holders") by delivering a written notice to the principal business office of the Company, which notice identifies the Requesting Holders and specifies the number of Registrable Securities to be included in such registration (the "Demand Registration Request"). The Holders shall collectively have only one Demand Right pursuant to this Section 2.3. Subject to the restrictions set forth in Section 2.4, the Company will give prompt written notice of such Registration Request (the "Demand Registration Notice") to all other Holders and will thereupon use its reasonable best efforts to file within 90 days of receipt of the Demand Registration Request a registration statement on whichever form is available for use by the Company (the "Demand Registration Statement") with the SEC in order to effect the registration under the Securities Act of:

          (i) The Registrable Securities requested to be registered by the Requesting Holders;

          (ii) all other Registrable Securities which the Company has received a written request to register within 15 days after the Demand Registration Notice is given and any securities of the Company proposed to be included in such registration by the Company for its own account; and

          (iii) any Common Stock of the Company proposed to be included in such registration by the holders of registration rights granted other than pursuant to this Agreement ("Other Registration Rights").

The Company shall use its reasonable best efforts to cause the Demand Registration Statement to be declared effective by the SEC within 120 days following the receipt by the Company Demand Registration Notice.

          (b) Preservation of Demand Registration. A registration undertaken by the Company at the request of the Requesting Holders will not count as the permitted Demand Registration for purposes of this Section 2.3 if the Requesting Holder withdraws a Demand Registration Request upon the determination of the Board of Directors of the Company to postpone the filing or effectiveness of a Registration Statement pursuant to Section 2.4 or if the Company does not otherwise comply, in all material respects, with its obligations under this
Section 2.3.

          (c) Continued Effectiveness. Subject to Section 2.4(a) hereof, the Company shall use reasonable efforts to maintain the effectiveness of the Demand Registration Statement until such time as all Warrants covered by such Demand Registration Statement have been exercised and the Warrant Shares covered by



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


such Demand Registration Statement resold. The Company will pay all Registration Expenses in connection with the resale of Warrants and Warrant Shares pursuant to the Demand Registration Statement.

          (d) Blue Sky. The Company shall use its reasonable efforts to register or qualify the Warrant Shares covered by such Demand Registration Statement under all applicable securities laws, blue sky laws or similar laws of all jurisdictions in the United States in which any Holder may or may be deemed to purchase Warrant Shares upon the exercise of Warrants and shall use its reasonable efforts to maintain such registration or qualification through such time as all Warrants have been exercised and Warrant Shares have been resold pursuant to such Demand Registration Statement; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qua1ify but for this
Section 2.3(d) or to take any action which would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject.

          (e) Additional Acts. If the issuance or sale of any Warrant Shares requires registration or approval of any gaming authority before such securities may be validly offered or sold in compliance with such laws, then the Company covenants that it will, in good faith and as expeditiously as reasonably possible, use all reasonable efforts to secure and maintain such registration or approval or to take such other action, as the case may be.

          2.4 Limitations, Conditions and Qualifications to Obligations Under Registration Covenants. The obligations of the Company set forth in Sections 2.1, 2.2, 2.3 and 2.7 hereof are subject to each of the following limitations, conditions and qualifications:

          (a) Subject to the next sentence of this paragraph, the Company shall be entitled to postpone, for a reasonable period of time, the filing of, or suspend the effectiveness of, any registration statement or amendment thereto, or suspend the use of any prospectus and shall not be required to amend or supplement the registration statement, any related prospectus or any document incorporated therein by reference (other than an effective registration statement being used for an underwritten offering); provided that the duration of such postponement or suspension (a "Suspension Period") may not exceed up to two 30 consecutive-day periods in any 365-day period while the Warrants are exercisable and provided further, the Suspension Period may not occur during the 30-consecutive-day period immediately after the Exercise Date and during the 30-consecutive- day period immediately prior to March 15, 2010. Such Suspension Period may be effected only if (i) the Company's Board determines in its good faith that there is a valid business purpose for such suspension and (ii) provides notice that such determination was made by the Company's Board to the Holders of the Warrants; provided, however, that the Effectiveness Period shall be extended by the number of days in any Suspension Period. If the Company shall so postpone the filing of a Registration Statement it shall, as promptly as possible, deliver a certificate signed by the Chief Executive Officer of the Company to the Selling Holders as to such determination, and the Selling Holders shall (1) have the right, in the case of a postponement of the filing or effectiveness of a Registration Statement, upon the affirmative vote of the Holders of not less than a majority of the Registrable Securities to be included in such Registration Statement, to withdraw the request for registration by giving written notice to the Company within 10 days after receipt of such notice or (2) in the case of a suspension of the right to make sales, receive an extension of the registration period equal to the number of days of the suspension.

          (b) The Company's obligations shall be subject to the obligations of the Selling Holders, which the Selling Holders acknowledge, to furnish all information and materials and to take any and all actions as may be required under applicable federal and state securities laws and regulations to permit the Company to comply with all applicable requirements of the SEC, if applicable, and to obtain any acceleration of the effective date of such Registration Statement.

          (c) The Company shall not be obligated to cause any special audit to be undertaken in connection with any registration pursuant to this Agreement unless such audit is required by the SEC or requested by the underwriters with respect to such registration.

          2.5 Restrictions on Sale by the Company and Others. The Company covenants and agrees that (i) it shall not, and that it shall not cause or permit any of its subsidiaries to, effect any public sale or distribution of any securities of the same class as any of the Registrable Securities or any securities convertible into or exchangeable or exercisable for such securities (or any option or other right for such securities), other than any Common Stock and/or options, warrants or other Common Stock purchase rights and the Common Stock issued pursuant to such options, warrants or other rights to employees, officers or directors of, or consultants or advisers to, the Company or any subsidiary, pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board of Directors of the Company, during the 7-day period prior to, and during the 90-day period beginning on, the commencement of any underwritten offering of Registrable Securities pursuant to a Piggy-Back Registration which has been scheduled, prior to the Company or any of its subsidiaries publicly announcing its intention to effect any such public sale or distribution; (ii) the Company will not, and the Company will not cause or permit any subsidiary of the Company to, after the date hereof, enter into any agreement or contract that conflicts with or limits or prohibits the full and timely exercise by the Holders of Registrable Securities of the rights herein to join in any Piggy-Back Registration subject to the other terms and provisions hereof; and (iii) upon request of the Holders of not less than a majority of the Registrable Securities to be included in such Registration Statement or any underwriter, it shall use its reasonable best efforts to secure the written agreement of each of its officers and directors to not effect any public sale or distribution of any securities of the same class as the Registrable Securities (or any securities convertible into or exchangeable or exercisable for an such securities), or any option or right for such securities during the period described in clause (i) of this Section 2.5.

          2.6 Rule 144 and Rule 144A. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the request of any Holder or beneficial owner of Registrable Securities, make available such information necessary to permit sales pursuant to Rule 144A under the Securities Act. The Company further covenants that it will take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time, to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144(k) and Rule

144A under the Securities Act, as such Rules may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC (it being expressly understood that the foregoing shall not create any obligation on the part of the Company to file periodic reports or other reports under the Exchange Act at any time that it is not then required to file such reports pursuant to the Exchange Act). Upon the request of any Holder of Registrable Securities, the Company will in a timely manner deliver to such Holder a written statement as to whether it has complied with such information requirements.

          2.7 Underwritten Registrations. No Holder of Registrable Securities may participate in any underwritten registration pursuant to a Registration Statement filed under this Agreement unless such Holder (a) agrees to (i) sell such Holder's Registrable Securities on the basis provided in and in compliance with customary underwriting arrangements and (ii) comply with Rules 101, 102 and 104 of Regulation M under the Exchange Act and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

          2.8 Listing of Warrant Shares. The Company shall use its reasonable best efforts to register the Warrant Shares for trading on the Nasdaq National Market or any other national securities exchange, to the extent the Company is eligible to register for such trading, on or prior to the earlier of (i) the effective date of the Demand Registration Statement and (ii) the effective date of the Warrant Shelf Registration Statement.

          SECTION 3. Registration Procedures. In connection with the obligations of the Company with respect to any Registration Statement pursuant to Sections 2.1, 2.2, 2.3 and 2.7 hereof, the Company shall, except as otherwise provided:

          (a) At least five days prior to the initial filing of a Registration Statement or Prospectus and at least two days prior to the filing of any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), furnish to the Warrant Agent, the Holders and the managing underwriters, if any, copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) shall be subject to the review of such Holders, and such underwriters, if any, and cause the officers and directors of the Company, counsel to the Company and independent certified public accountants to the Company to respond to such reasonable inquiries as shall be necessary, in the opinion of counsel to such underwriters, to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file any such Registration Statement or related Prospectus or any amendments or supplements thereto which the Holders of a majority of the Registrable Securities included in such Registration Statement shall reasonably object on a timely basis.

          (b) Prepare and file with the SEC such amendments, including post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable time period required hereunder; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; and comply with the provisions of the Securities Act and the

Exchange Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented.

          (c) Notify the Warrant Agent, the Holders of Registrable Securities to be sold and the managing underwriters, if any, promptly, and (if requested by any such person) confirm such notice in writing, (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment is proposed to be filed, and
(B) with respect to a Registration Statement or any post- effective amendment when the same has become effective, (ii) of any request by the SEC or any other Federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information,
(iii) of the issuance by the SEC, any state securities commission, any other governmental agency or any court of any stop order suspending the effectiveness of such Registration Statement or of any order or injunction suspending or enjoining the use of a Prospectus or the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, and (v) of the happening of any event, or the existence of any information becoming known, that makes any statement made in a Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (d) Use its reasonable best efforts to avoid the issuance of or, if issued, obtain the withdrawal of any order enjoining or suspending the effectiveness of the Registration Statement or the use of a Prospectus or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities covered thereby for sale in any jurisdiction described in Section 3(h) at the earliest practicable moment.

          (e) If requested by the managing underwriters, if any, or if none, by the Holders of a majority of the Registrable Securities being sold pursuant to such Registration Statement, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters, if any, or if none, such Holders reasonably believe should be included therein, and
(ii) make all required filings of such Prospectus supplement or such post-effective amendment under the Securities Act as soon as practicable after the Company has received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment; provided, however, that the Company shall not be required to take any action pursuant to this Section 3(e) that would in the opinion of counsel for the Company, violate applicable law.

          (f) Upon written request to the Company, furnish to each Holder of Registrable Securities to be sold pursuant to a Registration Statement and each managing underwriter, if any, without charge, at least one conformed copy of the

Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested (including those previously furnished or incorporated by reference) as soon as practicable after the filing of such documents with the SEC.

          (g) Deliver to each Holder of Registrable Securities to be sold pursuant to a Registration Statement and each managing underwriter, if any, without charge, as many copies of each Prospectus (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request; and, subject to the second to last paragraph of this Section 3, the Company hereby consents to use of such Prospectus and each amendment or supplement thereto and each document supplemental thereto by each of the selling Holders of Registrable Securities and the underwriters or agents, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

          (h) Prior to any offering of Registrable Securities, use its reasonable best efforts to register or qualify or cooperate with the Holders of Registrable Securities to be sold, the managing underwriter or underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as any such Holder or underwriter reasonably requests in writing; keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective hereunder and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or to taxation in any jurisdiction where it is not so subject.

          (i) In connection with any sale or transfer of Registrable Securities that will result in such securities no longer being Registrable Securities, cooperate with the Holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall not bear any restrictive legends whatsoever and shall be in a form eligible for deposit with The Depository Trust Company ("DTC"); and to enable such Registrable Securities to be in such denominations and registered in such names as the underwriter or underwriters, if any, or such Holders may reasonably request at least two Business Days prior to any sale of Registrable Securities.

          (j) Upon the occurrence of any event contemplated by Section 3(c)(v) above, as promptly as practicable prepare a supplement or amendment, including if appropriate a post-effective amendment to each Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (k) Prior to the effective date of a Registration Statement, (i) provide the registrar for the Warrants and Registrable Securities with certificates for such securities in a form eligible for deposit with DTC and
(ii) provide CUSIP numbers for such securities.

          (l) Enter into such agreement (including an underwriting agreement in such form, scope and substance as is customary in underwritten offerings) and take all such other reasonable actions in connection therewith (including those reasonably requested by the managing underwriters, if any, or the Holders of a majority of the Registrable Securities being sold) in order to expedite or facilitate the disposition of such Registrable Securities, and, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, (i) make such representations and warranties to the Holders of such Registrable Securities and the underwriter or underwriters, if any, with respect to the business of the Company and the subsidiaries of the Company (including with respect to businesses or assets acquired or to be acquired by any of them), and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings, and confirm the same if any when requested; (ii) use its reasonable best efforts to obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, addressed to each Selling Holder of Registrable Securities and each of the underwriters, if any), covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such underwriters; (iii) use its reasonable best efforts to obtain customary "cold comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed (where reasonably possible) to each Selling Holder of Registrable Securities and each of the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings; (iv) if an underwriting agreement is entered into, the same shall contain customary indemnification provisions and procedures no less favorable to the Selling Holders and the underwriters, if any, than those set forth in Section 4 hereof (or such other provisions and procedures acceptable to Holders of a majority of Registrable Securities covered by such Registration Statement and the managing underwriter, if any); and (v) deliver such documents and certificates as may be reasonably requested by the Holders of a majority of the Registrable Securities being sold and the managing underwriters or underwriters to evidence the continued validity of the representations and warranties made pursuant to clause
(i) above and evidence compliance with any customary conditions contained in the underwriting agreement or other agreements entered into by the Company.

          (m) Make available for inspection by a representative of the Selling Holders of Registrable Securities, any underwriter participating in any such disposition of Registrable Securities, if any, and any attorney, consultant or accountant retained by such representative of the Selling Holders of Registrable Securities or underwriter (collectively, the "Inspectors"), at the offices where normally kept, during the reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Company and the subsidiaries subsidiaries of the Company (including with respect to businesses and assets acquired or to be acquired to the extent that such information is available to the Company), and cause the officers, directors, agents and employees of the Company and its subsidiaries of the Company (including with respect to businesses and assets acquired or to be acquired to the extent that such information is available to the Company) to supply all information in each case reasonably requested by any such Inspector in connection with such Registration Statement; provided, however, that all such information shall be kept confidential by such Inspector and shall not be used for any purpose other than as contemplated hereby, unless (i) disclosure of such information is required by court of competent jurisdiction or administrative order or is necessary to respond to inquiries of regulatory authorities; provided, however, that prior notice is given to the Company, and the Company's legal counsel and such Inspectors' legal counsel concur that disclosure is required; (ii) disclosure of such information is required by law (including any disclosure requirements pursuant to U.S. securities laws in connection with the filing of the Registration Statement or the use of any Prospectus); provided, however, that prior notice is given to the Company, and the Company's legal counsel and such Inspector's legal counsel concur that disclosure is required; (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard such information by such person or (iv) such information becomes available to such person from a source other than the Company and its subsidiaries and such source is not bound by a confidentiality agreement.

          (n) Comply with all applicable rules, regulations and policies of the SEC and make generally available to its securityholders earnings statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder no later than 60 days after the end of any 12-month period (or 135 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to an underwriter or to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to an underwriter or to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of the relevant Registration Statement, which statements shall cover said such period, consistent with the requirements of Rule 158 under the Securities Act.

          (o) Use its reasonable best efforts to cause the Warrant Shares relating to such Registration Statement to be listed on each securities exchange, if any, on which similar securities issued by the Company are then listed, or, to the extent eligible, to procure an original listing as contemplated by Sections 2.1(f) and 2.3(f).

          (p) Cooperate with the Selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and registered in such names as the Selling Holders may reasonably request at least two Business Days prior to the closing of any sale of Registrable Securities.

          (q) Cooperate with the Selling Holders of Registrable Securities covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Warrants or Registrable Securities and its respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc.

          The Company may require a Holder of Registrable Securities to be included in a Registration Statement to furnish to the Company such information regarding (i) the intended method of distribution of such Registrable Securities
(ii) such Holder and (iii) the Registrable Securities held by such Holder as is required by law to be disclosed in such Registrable Statement and the Company may exclude from such Registration Statement the Registrable Securities of any Holder who fails to furnish such information within a reasonable time after receiving such request.

          If any such Registration Statement refers to any Holder by name or otherwise as the Holder of any securities of the Company, then such Holder shall have the right to require, in the event that such reference to such Holder by name or otherwise is not required by the Securities Act, the deletion of the reference to such Holder in such amendment or supplement to the Registration Statement filed or prepared subsequent to the time that such reference ceases to be required.

          Each Holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(c)(ii), 3(c)(iv) or 3(c)(v) hereof, such Holder will forthwith discontinue disposition of such Registrable Securities covered by the Registration Statement or Prospectus until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(j) hereof, or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and in either case has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus, and, if so directed by the Company, such Holder will deliver to the Company all copies that are in such Holder's possession of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. If the Company shall give any such notice, the Effectiveness Period shall be extended by the number of days during such periods from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement shall have received (x) the copies of the supplemented or amended Prospectus contemplated by Section 3(j) hereof or (y) the Advice, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus.

          Holders of the Registrable Securities shall be obligated to keep confidential the existence of a Suspension Period or any confidential information communicated by the Company to the Holder with respect thereto.

          SECTION 4. (a) Indemnification and Contribution. The Company agrees to indemnify and hold harmless each Holder and each underwriter, if any, who participates in an offering of Registrable Securities, their respective affiliates, and their respective directors, officers, employees, agents and each Person, if any, who controls any of such parties within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

               (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) pursuant to which Registrable Securities were registered under the Securities Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

provided, however, that this indemnity agreement does not apply to any loss, liability, claim, damage or expense to the extent (i) arising out of an untrue statement or omission or alleged untrue statement or omission (A) made in or omitted from a preliminary Prospectus or Registration Statement and corrected or included in a subsequent Prospectus or Registration Statement or any amendment or supplement thereto, (B) made in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) or (C) resulting from the use of the Prospectus during a period when the use of the Prospectus has been suspended for sales thereunder in accordance with Sections 2.1(b), 2.1(c), 2.2(c), 2.4, 2.5 or 2.7 hereof, provided, in each case, that such Holder or such underwriter, as applicable, received prior notice of such suspension or other unavailability.

          (b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, and each underwriter, if any, who participates in an offering of Registrable Securities and the other Selling Holders and each of their respective affiliates, and their respective directors, officers (including each officer of the Company who signed the Registration Statement), employees, agents and each Person, if any, who controls any of such parties within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 5(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use in the Registration Statement (or any amendment thereto), or the Prospectus (or any amendment or supplement thereto); provided, however, that no such Holder shall be liable for any claim hereunder in excess of the amount of net proceeds received by such Holder from the sale of Warrants and Registrable Securities pursuant to such Registration Statement.

          (c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 4(a) or 4(b) (the "indemnified party"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Section 4(a) and 4(b), the indemnifying party, shall not be required to assume the defense of such action pursuant to this Section 4(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of the indemnifying party). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel in writing that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to one local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by a majority of the Holders, in the case of the parties indemnified pursuant to Section 4(a), and by the Company, in the case of parties indemnified pursuant to Section 4(b). The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than twenty Business Days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

          (d) To the extent the indemnification provided for in this Section 4 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and of the Holder, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other equitable considerations appropriate in the circumstances. The relative fault of the Company, on the one hand, and of the Holder, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand, or by the Holder, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls a Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Purchaser, and each director of the Company, each officer of the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company.

          (e) The Company and the Purchasers agree that it would not be just and equitable if contribution pursuant to Section 4(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with investigating or defending any matter, including any action, that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 4, no Holder, its directors, its officers or any Person, if any, who controls such Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total received by such Holder with respect to the sale of Transfer Restricted Securities pursuant to a Registration Statement exceeds (i) the amount paid by such Holder for such Transfer Restricted Securities and (ii) the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute pursuant to this Section 4(d) are several in proportion to the respective principal amount of Transfer Restricted Securities held by each Holder hereunder and not joint.

          (f) The remedies provided for in this Section 4 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          SECTION 5. Miscellaneous.
                     -------------

          5.1 Remedies. In the event of a breach by the Company of any of its obligations under this Agreement, each Holder, in addition to being entitled to exercise all rights provided herein, in the Purchase Agreements or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement.

          5.2 No Inconsistent Agreement. The Company will not enter into any agreement which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's other issued and outstanding securities, if any, under any such agreements.

          5.3 Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, otherwise than with the prior written consent of the Company and a majority of the Holders and; provided, however, that, for the purposes of this Agreement, Warrants and Registrable Securities that are owned, directly or indirectly, by the Company or any of its affiliates are not deemed outstanding. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of one or more Holders and that does not directly or indirectly affect the rights of other Holders may be given by a majority of the Holders so affected; provided, however, that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence. Notwithstanding the foregoing, no amendment, modification, supplement, waiver or consent with respect to Section 4 and this Section 5.3 shall be made or given otherwise than with the prior written consent of each Person affected thereby.

          5.4 Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, facsimile, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address of such Holder as set forth in the register for the Registrable Securities, which address initially is, with respect to each Unit Purchaser, the address set forth with respect to such Unit Purchaser in the Unit Purchase Agreement, and with respect to each Preferred Stock Purchaser, the address set forth with respect to such Preferred Stock Purchaser in the Preferred Stock Purchase Agreement; (ii) if to Hyatt Gaming, Hyatt Gaming Management, Inc., Madison Plaza, 39th Floor, 200 West Madison Street, Chicago, IL 60606, Attention: General Counsel and (iii) if to the Company, initially to Windsor Woodmont Black Hawk Resort Corp., 2231 Valdina Street, Dallas, Texas 75207, Attention: Daniel P. Robinowitz, facsimile no.:
(214) 630-1261, and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(e), with a copy to Paul, Hastings, Janofsky & Walker, LLP, 399 Park Avenue, 31st Floor, New York, New York 10022, Attention: William F. Schwitter, facsimile no.: (212) 319-4090, and thereafter at such other address notice of which is given in accordance with the provisions of this Section 6(e).

          All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

          5.5 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof. The Company may not assign any of its rights or obligations hereunder without the prior written consent of each Holder of Registrable Securities. Notwithstanding the foregoing, no successor or assignee of the Company shall have any rights granted under the Agreement until such person shall acknowledge its rights and obligations hereunder by a signed written statement of such person's acceptance of such rights and obligations.

          5.6 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and a of which taken together shall constitute one and the same Agreement.

          5.7 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS THEREOF.

          5.8 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

          5.9 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          5.10 Entire Agreement. This Agreement, together with the Purchase Agreements and the Warrant Agreements, is intended by the parties as a final expression of their agreement, and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. This Agreement, the Purchase Agreements and the Warrant Agreements supersede all prior agreements and understandings between the parties with respect to such subject matter.

          5.11 Securities Held by the Company or Its Affiliates. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or by any of its affiliates (as such term is defined in Rule 405 under the

Securities Act) shall not be counted (in either the numerator or the denominator) in determining whether such consent or approval was given by the Holders of such required percentage.

                            [Signature Pages Follow]

            [Signature Page to Warrant Registration Rights Agreement]

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                         WINDSOR WOODMONT BLACK HAWK
                                         RESORT CORP.


                                         By /s/  Michael Armstrong
                                            ------------------------------------
                                            Name:
                                            Title:

Confirmed and accepted as of the date first above written:

         US. BANCORP LIBRA


         By:
             --------------------------------------
             Name:
             Title:

         HYATT GAMING MANAGEMENT, INC.,
         a Nevada corporation


         By:
             --------------------------------------
             Name:
             Title:

            [Signature Page to Warrant Registration Rights Agreement]


                                          ABLECO HOLDING LLC



                                          By: /s/  Kevin Genda
                                              ----------------------------------
                                              Name:   Kevin Genda
                                              Title:  Vice President

            [Signature Page to Warrant Registration Rights Agreement]


                                          MADELEINE L.L.C



                                          By: /s/  Kevin Genda
                                              ----------------------------------
                                              Name:   Kevin Genda
                                              Title:  Vice President

            [Signature Page to Warrant Registration Rights Agreement]


                                          BAY HARBOUR MANAGEMENT LC



                                          By:
                                              ----------------------------------
                                              Name:
                                              Title:

            [Signature Page to Warrant Registration Rights Agreement]


                                          CONTINENTAL CASUALTY COMPANY


                                          By: /s/  Richard W. Dubberke
                                              ----------------------------------
                                              Name:   Richard W. Dubberka
                                              Title:  Vice President

            [Signature Page to Warrant Registration Rights Agreement]


                                          PALESTRA PARTNERS


                                          By: /s/  David Bra?????
                                              ----------------------------------
                                              Name:   David B
                                              Title:  ?????????

            [Signature Page to Warrant Registration Rights Agreement]


                                          THE MAINSTAY FUNDS, ON BEHALF OF ITS
                                          HIGH YIELD CORPORATE BOND FUND SERIES

                                          By:    MacKay Shields LLC
                                          Its:   Investment Advisor


                                          By:  /s/  Robert A. Nisi
                                               ---------------------------------
                                               Name:   Robert A. Nisi
                                               Title:  General Counsel

            [Signature Page to Warrant Registration Rights Agreement]


                                          PURCHASER:



                                          By:
                                              ----------------------------------
                                              Name:
                                              Title:

            [Signature Page to Warrant Registration Rights Agreement]

                                          THE RAVICH REVOCABLE TRUST OF 1989


                                          By: /s/  Jess M. Ravich
                                              ----------------------------------
                                              Name:   Jess M. Ravich
                                              Title:  Trustee

            [Signature Page to Warrant Registration Rights Agreement]

                                         THE MAINSTAY VP SERIES FUND, INC., ON
                                         BEHALF OF ITS HIGH YIELD CORPORATE BOND
                                         PORTFOLIO

                                         By:  MacKay Shields LLC
                                         Its:   Investment Advisor


                                         By:
                                             ----------------------------------
                                             Robert A. Nisi
                                             General Counsel